UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Square Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On April 2, 2015, Columbia Laboratories, Inc. (“Columbia”) announced that it would change its name to Juniper Pharmaceuticals, Inc. Columbia filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State on April 2, 2015 in order to accomplish this change. The name change and the Certificate of Amendment will become effective on April 10, 2015. Columbia also announced that its NASDAQ ticker symbol will change from “CBRX” to “JNP.” Columbia’s common stock will begin trading under the new ticker symbol on April 13, 2015.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Columbia has also adopted an amendment to its Amended and Restated Bylaws (the “Bylaws Amendment”), which will become effective April 10, 2015, to reflect the name change. The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the complete text of the Bylaws Amendment, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

The press release announcing the name change is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Columbia Laboratories, Inc.

3.2	Amendment No. 1 to the Amended and Restated By-Laws of Columbia Laboratories, Inc.

99.1	Press Release dated April 2, 2015, entitled “Columbia Laboratories, Inc. to Become Juniper Pharmaceuticals, Inc.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

By:	/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer

Date:     April 3, 2015